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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                              MYCOGEN CORPORATION
                                       AT
                              $28.00 NET PER SHARE
                                       BY
                         AGROSCIENCES ACQUISITION INC.
                         A MAJORITY-OWNED SUBSIDIARY OF
                              DOW AGROSCIENCES LLC
                   AND A WHOLLY OWNED INDIRECT SUBSIDIARY OF
                            THE DOW CHEMICAL COMPANY

       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated September 4, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by AgroSciences Acquisition Inc., a Delaware corporation ("Purchaser") and a majority-owned subsidiary of Dow AgroSciences LLC ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.001 per share (including the associated preferred stock purchase rights) (the "Shares"), of Mycogen Corporation (the "Company"), at a price of $28.00 per share, net to the seller in cash, without interest thereon, upon the terms and conditions set forth in the Offer. We are the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    THE SPECIAL COMMITTEE COMPRISED OF TWO MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS INDEPENDENT OF TDCC, PARENT, PURCHASER AND MANAGEMENT OF THE COMPANY (THE "SPECIAL COMMITTEE"), UNANIMOUSLY RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS THAT IT APPROVE THE OFFER. THE COMPANY'S ENTIRE BOARD OF DIRECTORS ALSO REVIEWED THE OFFER AND, AFTER RECEIPT OF THE RECOMMENDATION OF THE SPECIAL COMMITTEE, CONCLUDED THAT THE OFFER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS (OTHER THAN TDCC OR ITS AFFILIATES). ACCORDINGLY, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY HAS APPROVED THE OFFER AND RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    PLEASE NOTE CAREFULLY THE FOLLOWING:

    1. The tender price is $28.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.
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    2.  The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Friday, October 2, 1998, unless the Offer is extended (the "Expiration Date").

    3.  The Offer is being made for all of the Shares.

    4. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES OF THE COMPANY SUCH THAT, UPON PURCHASE OF SUCH SHARES BY PURCHASER, PURCHASER AND PARENT, COLLECTIVELY, WILL BE THE OWNERS OF SHARES REPRESENTING AT LEAST 90% OF THE FULLY DILUTED SHARES (AS DEFINED IN THE INTRODUCTION TO THE OFFER TO PURCHASE) (THE "MINIMUM CONDITION"); PROVIDED, HOWEVER, PURCHASER MAY, BUT NEED NOT, WAIVE THE MINIMUM CONDITION (1) WITHOUT THE APPROVAL OF THE SPECIAL COMMITTEE IF PURCHASER AND PARENT, COLLECTIVELY, WILL BE THE OWNERS OF SHARES REPRESENTING AT LEAST 81.07% OF THE FULLY DILUTED SHARES, OR (2) WITH THE APPROVAL OF THE SPECIAL COMMITTEE, IF PURCHASER AND PARENT, COLLECTIVELY, WILL BE THE OWNERS OF SHARES REPRESENTING LESS THAN 81.07% OF THE FULLY DILUTED SHARES. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTIONS 1 AND 13 THEREOF.

    5. Any brokerage fees, commissions or stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by such Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER. THE OFFER, AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS PURCHASER EXTENDS THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Salomon Smith Barney Inc., or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                                       2
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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                              MYCOGEN CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated September 4, 1998, and the related Letter of Transmittal (which collectively constitute the "Offer") in connection with the offer by AgroSciences Acquisition Inc., a Delaware corporation and a majority-owned subsidiary of Dow AgroSciences LLC, to purchase all of the outstanding shares of common stock, par value $0.001 per share (including the associated preferred stock purchase rights) (the "Shares"), of Mycogen Corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number(1) of Shares to be Tendered: _____________________________________ Shares

Account Number: ____________________________________

Dated: _____________________, 1998
                                   SIGN HERE

Signature(s): __________________________________________________________________

Print Name(s): _________________________________________________________________

Print Address(es): _____________________________________________________________

Area Code and Telephone Number: ________________________________________________

Taxpayer ID No. or Social Security No.: ________________________________________

(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.